QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.14(1)

[EXECUTION]

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

by and between

FIELDSTONE MORTGAGE COMPANY

as Seller,

and

GUARANTY BANK

as Buyer

Dated as of July 23, 2003

$50,000,000

i

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

        This MORTGAGE LOAN PURCHASE AND SALE AGREEMENT is made as of this 23rd day of July, 2003, by and between FIELDSTONE MORTGAGE COMPANY, a Maryland corporation (the "Seller") and GUARANTY BANK, a federal savings bank (the "Buyer").

        WHEREAS, the Seller has acquired and will acquire in the ordinary course of business, certain Mortgage Loans, each secured by a lien granted by the related Mortgagor in the Mortgaged Property financed thereby; and

        WHEREAS, the Seller and the Buyer wish to set forth the terms and provisions pursuant to which the Mortgage Loans are to be absolutely sold by the Seller to the Buyer on the Closing Dates;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

        As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms):

        "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

        "Agency" means any of FHA, FNMA, FHLMC, GNMA and VA.

        "Agreement" or "Purchase and Sale Agreement" means this Mortgage Loan Purchase and Sale Agreement and all amendments and restatements hereof and supplements hereto.

        "Approved Takeout Investor" means FNMA, FHLMC, GNMA and any other investor listed on Schedule 2.

        "Business Day" means any day except Saturday, Sunday or other day on which banks located in the city of New York, New York or the city of Dallas, Texas are authorized or obligated by law or executive order to be closed and any day on which the Buyer is authorized or obligated by law or executive order to be closed.

        "Buyer" means Guaranty Bank, a federal savings bank, its successors and assigns.

        "Buyer's Repurchase Request" means a request executed by the Buyer and delivered to the Seller in substantially the form of Exhibit D.

        "Closing Date" means any day on which Mortgage Loans are sold by the Seller to the Buyer.

        "Custodial Account" has the meaning assigned to it in Section 6.03.

        "Eligible Mortgage Loan "means a Mortgage Loan (a) which has been designated for purchase hereunder by the Seller and the Buyer, (b) with respect to which all of the Mortgage Documents have been delivered to the Buyer and are accurate and complete and (c) with respect to which all of the representations and warranties of the Seller set forth in Article III of this Agreement are true, correct and complete.

        "Eurodollar Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Bloomberg Eurorate (or, if not available, any other nationally recognized trading screen reporting on-line trading with Eurorates) at 10:00 a.m. (Dallas, Texas time) as the Eurorates for deposits in dollars on that day for a period of one month. In the event such rate ceases to be published, "Eurodollar Rate" shall mean a comparable rate of interest reasonably selected by the Buyer.

        "Event of Insolvency" means, with respect to the Seller, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another; (ii) seeking the appointment of a receiver, trustee, custodian or similar official for the Seller or an Affiliate of the Seller or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for the Seller or an Affiliate of the Seller by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by the Seller or an Affiliate of the Seller of a concession with its creditors or a general assignment for the benefit of creditors, (v) the admission by the Seller or an Affiliate of the Seller its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Seller or of any of the Seller's Affiliates, or shall have taken any action to displace the management of the Seller or of any of the Seller's Affiliates or to curtail its authority in the conduct of the business of the Seller or of any of the Seller's Affiliates.

        "Expiration Date" means, with respect to any Takeout Commitment, the expiration date thereof.

        "FHA" means the Federal Housing Administration, or any successor thereto.

        "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

        "FNMA" means the Federal National Mortgage Association, or any successor thereto.

        "GNMA" means the Government National Mortgage Association.

        "Market Value" at any time shall be determined by the Buyer, in its sole discretion, based upon (a) information then available to the Buyer regarding quotes to dealers for the purchase of mortgage notes similar to the Mortgage Note that have been delivered to the Buyer pursuant to this Agreement or (b) sales prices actually received by the Seller for mortgage notes sold by the Seller during the immediately preceding thirty (30) day period similar to the Mortgage Note that have been delivered to the Buyer pursuant to this Agreement.

        "Maximum Purchase Amount" means $50,000,000.

        "MERS" means Mortgage Electronic Registration, Inc., a Delaware corporation, or any successor thereto.

        "MERS Agreement" means those agreements by and among Seller, Buyer, MERS and MERSCORP, Inc., as amended, modified, supplemented, extended, restated or replaced from time to time.

        "MERS(R) System" means the system of recording transfers of mortgages electronically maintained by MERS.

        "MIN" means, with respect to each Mortgage Loan, the Mortgage Identification Number for such Mortgage Loan registered with MERS on the MERS(R) System.

        "MOM Loan" means, with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator or Seller, as the case may be, of such Mortgage Loan and its successors and assignees.

        "Monthly Payment" means a scheduled monthly payment of principal and interest on a Mortgage Loan.

        "Mortgage" means the trust deed, mortgage, deed of trust, or other instrument creating a lien on real property securing a Mortgage Note.

        "Mortgage Documents" means, with respect to each Mortgage Loan, the documents and other items described on Schedule 1 hereto relating to such Mortgage Loan.

        "Mortgaged Property" means, with respect to any Mortgage Loan, the property covered by the Mortgage securing such Mortgage Loan.

        "Mortgage Loan" means a mortgage loan made to an individual person that is not a construction or non-residential commercial loan, is evidenced by a valid promissory note, and is secured by a Mortgage that grants a perfected first-priority lien on the residential-real property.

        "Mortgage Loan Schedule" means a schedule in a form acceptable to the Buyer setting forth, at a minimum, the following information concerning each Mortgage Loan described thereon: loan number, Mortgagor's name, address of the Mortgaged Property, original amount of Mortgage Note, date of Mortgage Note, coupon rate, name of originator, and Approved Takeout Investor.

        "Mortgage Note" means a promissory note evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

        "Mortgagor" means the current and unreleased obligor(s) on a Mortgage Note.

        "Pass-Through Rate" means the Eurodollar Rate plus 0.95% per annum.

        "Purchase Price" means with respect to each Mortgage Loan purchased by the Buyer on a Closing Date, the amount equal to ninety-eight percent (98%) of the least of the following:

          (a)   the outstanding principal balance of such Mortgage Loan;

          (b)   the actual out-of-pocket cost to the Seller of such Mortgage Loan minus the amount of principal paid to Seller under such Mortgage Loan as of the Closing Date;

          (c)   the Trade Price under the applicable Takeout Commitment, not to exceed 100% of the original principal balance of such Mortgage Loan; or

          (d)   the Market Value of such Mortgage Loan,

(calculated by 3:00p.m. Dallas, Texas time on the Closing Date with respect to the Mortgage Loans to be purchased on such Closing Date).

        "Purchase Request and Assignment" means a request by the Seller for the purchase of Mortgage Loans by the Buyer and Assignment thereof made in the form of Exhibit A.

        "Repurchase Date" means (i) with respect to any Seller Repurchase Request, the date specified in such Seller Repurchase Request with respect to the Mortgage Loans described therein and (ii) with respect to any Buyer Repurchase Request the date specified in such Buyer Repurchase Request.

        "Repurchase Price" means for any Mortgage Loan repurchased by the Seller hereunder, an amount equal to the Purchase Price paid by the Buyer for such Mortgage Loan plus accrued and unpaid interest on such Mortgage Loan at the Pass-Through Rate from the Closing Date for the purchase of such Mortgage Loan by the Buyer through the date prior to the repurchase date, both inclusive, less all payments of principal of and interest on such Mortgage Loan received by the Buyer during such period, (calculated as of the date of repurchase and delivered to the Buyer by the Seller by 9:00 a.m. Dallas, Texas time on such date) and agreed to by the Buyer.

        "Sale Agreement" means the agreement providing for the purchase by an Approved Takeout Investor of Mortgage Loans from the Seller.

        "Seller" means Fieldstone Mortgage Company, a Maryland corporation, its successors and assigns.

        "Seller Repurchase Request" means a request by the Seller substantially in the form of Exhibit E delivered to the Buyer in written or electronic form pursuant to Article VII describing the date the repurchase is to be made and the Mortgage Loans to be repurchased.

        "Servicer Files" means, with respect to any Mortgage Loan, all Mortgage Loan papers and documents required to be maintained pursuant to the Sale Agreement and all other papers and records of whatever kind or description, whether developed or originated by the Seller or others, required to document or service the Mortgage Loan, excluding the Mortgage Documents.

        "Settlement Date" means, with respect to any Mortgage Loan, the date of payment of the Takeout Proceeds by an Approved Takeout Investor to the Buyer on behalf of the Seller.

        "Shipping Request" means a request to ship Mortgage Loans executed and delivered by the Seller in the form of Exhibit B.

        "Successor Servicer" means an entity designated by the Buyer, with notice provided in conformity with Section 6.04, to replace the Seller as servicer of the Mortgage Loans.

        "Takeout Commitment" means a written commitment of an Approved Takeout Investor to purchase a Mortgage Loan on terms satisfactory to the Buyer or a hedging arrangement satisfactory to the Buyer.

        "Takeout Proceeds" means, with respect to any Mortgage Loan, the related Trade Principal plus accrued interest as calculated in accordance with Section 2.01(d).

        "Third Party Underwriter" means any third party, including but not limited to a mortgage loan pool insurer, who underwrites a Mortgage Loan prior to the purchase thereof by the Buyer.

        "Third Party Underwriter's Certificate" means a certificate issued by a Third Party Underwriter with respect to a Mortgage Loan, certifying that such Mortgage Loan complies with its underwriting requirements.

        "Trade Price" means the trade price set forth on a Takeout Commitment.

        "Trade Principal" means, with respect to any Mortgage Loan, the aggregate outstanding principal balance of such Mortgage Loan, multiplied by a percentage equal to the Trade Price.

        "Transfer Taxes" means any tax, fee or governmental charge payable by the Seller or the Buyer to any federal, state or local government attributable to the assignment of a Mortgage Loan.

        "VA" means the Veteran's Administration, or any successor thereto.

ARTICLE II

PURCHASE OF MORTGAGE LOANS AND SALE TO
APPROVED TAKEOUT INVESTOR

        Section 2.01    Purchase of Mortgage Loans.    Subject to the terms and conditions of this Agreement, the Seller may, in its sole discretion, offer to sell to the Buyer, and the Buyer may, in its sole discretion, agree to purchase from the Seller, Mortgage Loans and the Mortgage Documents relating thereto on the terms and conditions set forth herein, provided that in no event shall the aggregate outstanding principal balance of all Mortgaged Loans which have been purchased by the Buyer under this Agreement and which the Buyer continues to own exceed the Maximum Purchase Amount at any time.

          (a)    Procedures for Purchase of Mortgage Loans.    The Seller may request that the Buyer purchase Mortgage Loans by delivering to the Buyer a Purchase Request and Assignment and the Mortgage Documents relating to the Mortgage Loans described in such Purchase Request and

  Assignment, no later than 10:00 a.m. one (1) Business Day prior to the requested Closing Date. Each Purchase Request and Assignment must be for Mortgage Loans having an aggregate outstanding principal balance equal to or greater than $500,000 and no more than one Purchase Request and Assignment may be made on any Business Day. The Buyer shall notify the Seller whether or not the Buyer agrees to purchase such Mortgage Loans which constitute Eligible Mortgage Loans) by 3:00 p.m. on the requested Closing Date. Notwithstanding any other provision of this Agreement, the Seller understands that the Buyer's consideration of any such Purchase Request and Assignment constitutes an independent decision which the Buyer retains the absolute and unfettered discretion to make and that no commitment to make any purchase is hereby given by the Buyer. In the event that any Mortgage Documents delivered by the Seller to the Buyer for purchase hereunder are not purchased by the Seller within ten (10) Business Days after the date of delivery thereof to the Buyer, the Buyer shall promptly return such Mortgage Documents to the Seller at the Seller's expense.

          (b)    Purchase Price.    If the Buyer agrees to purchase the Eligible Mortgage Loans described in any Purchase Request and Assignment, then in consideration of the sale by the Seller to the Buyer of such Mortgage Loans and the transfer of the Mortgage Documents relating thereto, the Buyer shall, on the Closing Date, pay or cause to be paid to the Seller the Purchase Price therefor in the form of cash by federal wire transfer (same day) funds, and simultaneously with such payment, the Seller hereby sells, assigns and transfers to the Buyer, (i) the Eligible Mortgage Loans listed on the Mortgage Loan Schedule attached to the Purchase Request and Assignment delivered on such Closing Date and all Monthly Payments received thereon after such Closing Date, (ii) all Mortgage Documents related to those Mortgage Loans, (iii) all rights of the Seller in, to and under those Mortgage Loans and Mortgage Documents, including, without limitation, the right to receive principal, interest and all other payments with respect thereto and all rights under related title and hazard insurance policies, all escrow and other amounts held by the Seller in connection therewith, and all rights to service those Mortgage Loans, (iv) all rights of the Seller in, to and under the real property and improvements thereon securing those Mortgage Loans, including, without limitation, all rights of the Seller as mortgagee with respect to such real property and improvements, and (v) all purchase agreements, credit agreements or other agreements pursuant to which the Seller or any Affiliate of the Seller acquired such Mortgage Loans and Mortgage Documents and all promissory notes, security agreements and other instruments and documents executed by the Seller or any Affiliate of the Seller pursuant thereto or in connection therewith, insofar as such agreements, instruments and documents relate to such Mortgage Loans and Mortgage Documents.

          (c)    Set-Off.    In addition to any rights and remedies of the Buyer provided by this Agreement and by law, the Buyer shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Seller. The exercise of any such right of set-off shall be without prejudice to the Buyer's right to recover any deficiency.

        Section 2.02    Sale and Assignment.    It is the intention of the Seller and the Buyer that each assignment, transfer and conveyance hereunder constitute a sale and assignment of the Mortgage Documents from the Seller to the Buyer. If, notwithstanding the express intention of the parties, this Agreement is deemed not to constitute a sale, conveyance and assignment of the Mortgage Documents from the Seller to the Buyer, this Agreement shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of Texas and the conveyance provided for in this Section 2.02 shall be deemed to be a grant by the Seller to the Buyer of a valid first priority perfected security interest in all of the Seller's right, title and interest in and to the Mortgage Documents. The Buyer does not assume and shall not be liable for any of the Seller's liabilities, duties, or obligations under or in connection with the Takeout Commitments.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND
COVENANTS OF THE SELLER

        Section 3.01    Representations and Warranties of the Seller:    The Seller hereby represents, warrants and covenants that:

          (a)    Seller and Originators.    The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated or organized, and has all licenses, registrations and certifications necessary to carry on its mortgage lending business. The Seller is not operating under any type of agreement or order (including, without limitation, a supervisory agreement, memorandum of understanding, cease and desist order, capital or supervisory directive, or consent decree) with or by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency or any other applicable regulatory authority, and the Seller is in compliance with any and all capital, leverage and other financial requirements imposed by any applicable regulatory authority.

          (b)    Authority.    The Seller has the full corporate or partnership (as the case may be) power and authority to execute and deliver all agreements, contracts, commitments, issuances of checks or drafts, or other papers related to conducting business with the Buyer and to perform in accordance with each of the terms hereof, and to enter into and consummate all transactions contemplated hereby. The Seller has duly authorized and completed the execution, delivery and performance of this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with their respective terms. The Seller is an approved lender in good standing for FNMA or FHLMC and for each other Approved Takeout Investor. The Seller has obtained all licenses and effected all registrations required under all applicable local, state and federal laws, regulations and orders by virtue of any of the activities conducted, or property owned, by it.

          (c)    Ordinary Course of Business.    The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of each Mortgage Note and related Mortgage Documents by the Seller pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          (d)    No Conflicts.    Neither the execution and delivery of this Agreement, the acquisition and/or making of each Mortgage Loan by the Seller, the sale of each Mortgage Loan to the Buyer, the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's articles of incorporation, charter, by-laws, partnership agreement or other organizational document, or of any legal restriction or regulatory directive or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or any of its property is subject.

          (e)    No Consent Required.    No consent, approval, authorization, order or review by or on behalf of any person, entity, court, authority or agency, governmental or otherwise, is required for the execution and performance by the Seller of, or compliance by the Seller with, this Agreement.

          (f)    No Litigation Pending.    There is no action, suit, proceeding, inquiry, review, audit or investigation pending or threatened against the Seller (i) that could have any material adverse impact on the Seller's business, operations, license, financial condition or general prospects, (ii) which would draw into question the validity of the Mortgage Loan or enforceability of the Mortgage Documents, or (iii) which would be likely to materially impair the ability of the Seller to perform its obligations under this Agreement.

        Section 3.02    Representations and Warranties Regarding Mortgage Loans.    The Seller hereby represents, warrants and covenants as to each Mortgage Loan sold hereunder, as of the date herein below specified or, if no such date is specified, then as of the applicable Closing Date that:

          (a)   As of the Closing Date, the Seller has good title to, and is the sole owner of, such Loan delivered and sold to the Buyer. The assignment of the Mortgage Loan by the Seller validly transfers such Mortgage Loan to the Buyer free and clear of any pledge, lien, equity, charge, claim or security interest, or any other encumbrance. The sale and transfer of each Mortgage Loan to the Buyer do not violate any applicable state laws. To the extent that any applicable state law places any restrictions on the transfer of any Mortgage Loan, the Seller has notified the Buyer in writing of that restriction and any related state licensing or registration requirements.

          (b)   The origination and servicing of each Mortgage Loan have been in all respects legal, proper, prudent and customary, and have conformed to customary standards of the residential mortgage origination and servicing business.

          (c)   All parties (other than the Buyer) which have had any interest in the Mortgage Documents, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) organized under the laws of such state, or qualified to do business in such state, or federal savings and Mortgage Loan associations or national banks having principal offices in such state, or not doing business in such state so as to require qualification as a foreign corporation in order to use the courts of such state to enforce the Mortgage Documents.

          (d)   Except as otherwise disclosed in writing to the Buyer prior to the registration with the Buyer of any Mortgage Loans, the Seller has not dealt with any broker, investment banker, agent or other person or entity, except for the Buyer, who may be entitled to any commission or compensation from the Seller in connection with the sale of any Mortgage Loans.

          (e)   Each of the Mortgage Loans delivered and sold to the Buyer has been underwritten in accordance with Agency guidelines and/or meets all applicable requirements for sale to the applicable Approved Takeout Investor.

          (f)    The sale of the Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of this Agreement, or the exercise of any right hereunder, render the sale unenforceable, in whole or in part, or subject to any right of rescission, set off, counterclaim or defense, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto.

          (g)   Each Mortgage Document contains customary and enforceable provisions which render the rights and remedies of the holder adequate to the benefits of the security against the Mortgaged Property, including: (i) in the case of a Mortgage Documents designed as a deed of trust, by trustee's sale, (ii) by summary foreclosure, if available under applicable law, and

  (iii) otherwise by foreclosure, and there are no homestead or other exemptions of dower, courtesy or other rights or interests available to the Mortgagor or the Mortgagor's spouse, survivors or estate, or any other person or entity that would, or could, interfere with such right to sell at a trustee's sale or right to foreclose. To the extent necessary to protect the interests of the holder of the Mortgage Note and the Mortgage Documents, both spouses shall be signatories on, and jointly and severally liable under, the Mortgage Note and the Mortgage Documents.

          (h)   Such Mortgage Loan is a binding and valid obligation of the Mortgagor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar terms affecting creditor's rights in general and by general principles of equity;

          (i)    Such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Seller, and all information set forth therein is true and correct;

          (j)    Such Mortgage Loan is free of any default (other than as permitted by subparagraph (k) below) of any party thereto (including the Seller), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

          (k)   No more than thirty (30) calendar days have elapsed since the date of the Mortgage Note evidencing such Mortgage Loan, and no Monthly Payment is more than thirty (30) calendar days past due;

          (l)    Such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the Mortgagor thereon of any kind not expressed in writing therein;

          (m)  All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Seller to the Mortgagor, and, other than as disclosed to the Buyer in writing, there have been no prepayments;

          (n)   Such Mortgage Loan matures within thirty (30) years after such date of origination;

          (o)   At all times such Mortgage Loan will be free and clear of all Liens except Liens in favor of the Buyer;

          (p)   The Mortgaged Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with the originator named as a loss payee thereon;

          (q)   Such Mortgage Loan is secured by a first lien on Mortgaged Property consisting of a completed one-to-four unit single family residence which is not used for commercial purposes and which is not a construction loan;

          (r)   There are no delinquent taxes, insurance premiums, water, sewer and municipal charges, governmental assessments or any other outstanding charges affecting the Mortgaged Property.

          (s)   Each Mortgage Loan has been closed and fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.

          (t)    Additionally, the Seller warrants that the Seller has not made arrangements with any Mortgagor for any payment forbearance or future refinancing with respect to any Mortgage Loan except to the extent provided in the related Mortgage or the Mortgage Note.

          (u)   With respect to each deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving.

          (v)   Except in connection with a trustee's sale after default by the Mortgagor, no fees or expenses are or will become payable by the Seller or the Buyer to the trustee under any deed of trust.

          (w)  The application for each Mortgage Loan was taken from the Mortgagor and each Mortgage Loan was made in compliance with, and is enforceable under all applicable local, state and federal laws, regulations and orders in all material respects (including, but not limited to, state usury laws, federal Equal Credit Opportunity and Fair Credit Reporting Acts, the Real Estate Settlement Procedures Act, and the federal Truth-in-Lending Act and Regulation Z thereunder), and neither the transfer of any interest in any Mortgage Loan to the Buyer nor any other act provided for in this Agreement will involve the violation of any such law, regulation or order. This warranty is made to the best knowledge of the Seller with respect each Mortgage Loan originated by an entity other than the Seller or any of its Affiliates. The Seller further warrants that the funds utilized by the Mortgagor in the purchase of the Mortgaged Property and in obtaining a Mortgage Loan relating thereto were not obtained or in any way related to illegal gambling or to the use of or trafficking in illegal drugs.

          (x)   A commitment or policy for title insurance, in the form and amount required by this Agreement, was effective as of the closing of each Loan, is valid and binding, and remains in full force and effect. No claims have been made under such title insurance policy and no holder of the related mortgage, including the Seller, has done or omitted to do anything which would impair the coverage of such title insurance policy.

          (y)   As to each Mortgage Loan secured by a Mortgaged Property located in Iowa, and if an American Land Title Association (ALTA) policy of title insurance has not been provided, an attorney's certificate, in the form and amount required by this Agreement, duly delivered and effective as of the closing of each such Mortgage Loan, is valid and binding, and remains in full force and effect.

          (z)   If required by this Agreement, primary mortgage insurance has been obtained, the premium has been paid, and the mortgage insurance coverage is in full force and effect meeting the requirements of this Agreement.

          (aa)    The improvements upon the Mortgaged Property are insured against loss by fire and other hazards as required by this Agreement, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage Documents requires the Mortgagor to maintain such casualty insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage Documents to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

          (bb)    The Mortgaged Property is free of damage and in good repair, and no notice of condemnation has been given with respect thereto and no circumstances exist involving the Mortgage Documents, the Mortgaged Property or the Mortgagor's credit standing that could: (i) cause investors to regard the Mortgage Loan as an unacceptable investment, (ii) cause the Mortgage Loan to become delinquent, or (iii) adversely affect the value or marketability of the Mortgaged Property or the Mortgage Loan. The Seller warrants that each Mortgaged Property is free from toxic materials or other environmental hazards. The Seller warrants compliance with local, state or federal laws or regulations designed to protect the health and safety of the occupants of the property.

          (cc)    The Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, or with respect to the use and occupancy of the same (including, without limitation, certificates of occupancy and fire underwriting certificates), have been made or obtained by the Seller from the appropriate authorities.

          (dd)    The Mortgage Loan has been prudently originated and underwritten in compliance with all applicable requirements of this Agreement, (ii) the Seller's underwriting standards and procedures applicable to such Mortgage Loan and (iii) all applicable rules and guidelines. Any appraisal made with respect to any Mortgaged Property was made by an appraiser who is licensed or certified as appropriate under applicable state law and meets the minimum qualifications for appraisers as set forth in herein.

          (ee)    No Mortgage Loan is, to the Seller's actual knowledge, in bankruptcy, in litigation or in foreclosure.

          (ff)    Unless the Mortgage Loan is eligible under Agency guidelines, it has a credit score of at least 650 from a repository acceptable to the Buyer.

          (gg)    For each Mortgage Loan, Seller is not required to obtain closing protection letters from the underwriter for the respective title insurance policy.

        Section 3.03    Remedies Upon Breach.    If discovery is made by the Buyer or its agent or the Seller at anytime during the life of any Mortgage Loan hereunder of an inaccuracy or a breach of any of the Seller's representations and warranties set forth herein, the party discovering such breach shall give prompt written notice of such breach to the other party. In such event, the Seller shall, within thirty (30) Business Days of its discovery or receipt of written notice by the Buyer, use its reasonable efforts to cure such inaccuracy or breach.

          (a)   If the Seller fails to cure an inaccuracy or breach within the thirty (30) day period set forth in Subparagraph (a) above, the Seller shall repurchase the affected Mortgage Loan from the Buyer within five (5) Business Days after receipt of a Buyer's Repurchase Request by delivery of the Repurchase Price therefor to the Buyer in immediately available funds. Unless the Buyer otherwise agrees, the repurchase date shall occur not later than ten (10) Business Days after the deadline by which such inaccuracy or breach is to be cured as provided herein.

          (b)   With respect to any Mortgage Loan repurchased by the Seller pursuant to this Agreement, the Buyer shall assign, without recourse, representation or warranty, to the Seller all the Buyer's right, title and interest in and to such Mortgage Loan.

        Section 3.04    Indemnification.    In addition to, and not in limitation of, the provisions hereof, in the event that the Buyer determines at any time after the initial Closing Date that the Seller has breached any of the representations, warranties or covenants made by it in this Agreement, whether with respect to any Mortgage Loan sold to the Buyer, itself or another matter, the Buyer shall promptly notify the Seller, and the Seller shall, at its sole cost and expense, promptly cure such breach in a manner acceptable to the Buyer, or if such breach cannot be promptly so cured, indemnify, defend and hold harmless the Buyer, and each of the Buyer's directors, officers, employees and agents, from and against any and all liabilities, losses, claims, damages, costs or expenses (including attorneys' fees and costs of litigation or defense), which may be suffered or sustained by the Buyer, or asserted against the Buyer, based upon, arising out of or as a result of the breach of any of the Seller's representations, warranties or covenants contained in this Agreement.

ARTICLE IV

CONDITIONS

        Section 4.01    Conditions to Purchase.    Any purchase of Mortgage Loans by the Buyer is subject to the satisfaction of the following conditions:

          (a)    Representations and Warranties True.    The representations and warranties of the Seller hereunder shall be true, correct and complete on each Closing Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Closing Date.

          (b)    Files Marked; Files and Records Owned by the Buyer.    The Seller shall, at its own expense, on or prior to each Closing Date, indicate in its files that the Mortgage Loans sold to the Buyer on such Closing Date have been absolutely assigned to the Buyer pursuant to this Agreement. Further, the Seller hereby agrees that the computer files and other physical records of the Mortgage Loans maintained by the Seller will bear an indication reflecting that the Mortgage Loans are owned by the Buyer.

          (c)    Organizational Documents.    The Seller shall have delivered to the Buyer a certified copy of a resolution adopted by the appropriate Persons, authorizing the Seller's execution, delivery and performance of this Agreement and the other agreements contemplated to be executed by it in connection herewith through its representative(s), together with (a) a certificate of its corporate secretary as to incumbency, (b) certified copies of the Seller's formation documents and copies of all other organizational documents, (c) evidence of the Seller's right to transact business in those jurisdictions where applicable, and (d) such other documents as the Buyer may reasonably require as evidence of the Seller's good standing or as further evidence of such authority.

          (d)    Seller Assignment.    As of each Closing Date, the Seller shall have executed and delivered to the Buyer a Purchase Request and Assignment substantially in the form of Exhibit A hereto covering the Mortgage Loans and Mortgage Documents being purchased by the Buyer on such Closing Date.

          (e)   MERS Agreement. The Seller shall have delivered to the Buyer a duly executed original of the MERS Agreement if any Mortgage has been registered on the MERS System.

          (f)    Other Documents. Such other documents as the Buyer may reasonably request.

          (g)   Loan File Fee. A loan file fee in the amount of $30 for each Mortgage Loan submitted by the Seller to the Buyer, less the amount of any loan file fee previously paid by the Seller with respect to such Mortgage Loan.

ARTICLE V

COVENANTS OF THE SELLER

        The Seller agrees with the Buyer as follows:

        Section 5.01    Protection of Right, Title and Interest.

          (a)    Further Assurances.    The Seller will, at its expense as from time to time requested by the Buyer, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order to confirm and validate this Agreement and the Buyer's rights and remedies hereunder, or to otherwise give the Buyer the full benefits of the rights and remedies described in or granted under this Agreement.

          (b)    Name Change.    Within ten (10) Business Days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Buyer notice of any such change and no later than five (5) Business Days after the effective date thereof, and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Mortgage Documents.

        Section 5.02    Principal Executive Office.    Since its inception, the Seller has maintained and, from the date of this Agreement, shall maintain its principal executive office in the State set forth in the Seller's address on the signature page hereof.

        Section 5.03    Transfer Taxes.    In the event that the Buyer receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Mortgage Loans, on written demand by the Buyer or upon the Seller's otherwise being given notice thereof by the Buyer, the Seller shall pay, and otherwise indemnify and hold the Buyer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Buyer shall have no obligation to pay such Transfer Taxes).

        Section 5.04    Costs and Expenses.    The Seller agrees to pay all reasonable costs and out-of-pocket expenses in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the documents and instruments executed and delivered in connection therewith (including but not limited to the delivery of the Mortgage Documents by the Seller to the Buyer and the delivery of the Mortgage Documents by the Buyer to the Seller upon any repurchase of Mortgage Loans by the Seller), and any subsequent consents, waivers or modifications thereof, (ii) the perfection, as against all third parties, of the sale and assignment to the Buyer of the Seller's right, title and interest in and to the Mortgage Loans, and (iii) the enforcement of the obligations of the Seller under this Agreement, including but not limited to reasonable attorneys' fees and disbursements.

        Section 5.05    Assignment of Mortgage Loans.    The Seller will take no action inconsistent with the Buyer's ownership of the Mortgage Loans. If a third party, including a potential buyer of the Mortgage Loans from the Buyer, should inquire, the Seller will promptly indicate that ownership of the Mortgage Loans has been absolutely assigned to the Buyer. If the Mortgage Loan is registered on the MERS(R) System, the Seller shall enter the name of the Buyer in the "interim funder" category of such system with respect to such Mortgage Loan.

        Section 5.06    Seller's Records; Delivery of Financial Statements.

          (a)    Seller's Records.    This Agreement and all related documents describe the transfer of the Mortgage Loans from the Seller as a sale and assignment by the Seller to the Buyer and evidence the clear intention by the Seller to effectuate a sale and assignment of such Mortgage Loans.

          (b)    Financial Statements.    The Seller shall furnish to the Buyer the following, all in form and detail reasonably satisfactory to the Buyer:

            (i)    Promptly after becoming available, and in any event within ninety (90) days after the close of each fiscal year of the Seller, the Seller's Consolidated balance sheet as of the end of such fiscal year, and the related Consolidated statements of income, stockholders' equity and cash flows of the Seller for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, such financial statements shall be unqualified and shall be accompanied by the related report of independent certified public accountants acceptable to the Buyer which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

            (ii)   Promptly after becoming available, and in any event within forty-five (45) days after the end of each calendar month, including the twelfth calendar month in each fiscal year of the Seller, a Consolidated balance sheet of the Seller as of the end of such month and the related Consolidated statements of income, stockholders' equity and cash flows of the Seller for such month and the period from the first day of the then current fiscal year of the Seller through the end of such month, certified by the chief financial officer or other executive officer of the Seller to have been prepared in accordance with GAAP applied on a basis consistent with prior periods;

            (iii)  Promptly upon receipt thereof, a copy of each other report submitted to the Seller by independent accountants in connection with any annual, interim or special audit of the books of the Seller; and

            (iv)  Such other information concerning the business, properties or financial condition of the Seller as the Buyer may reasonably request.

          (c)   Promptly after receipt of an audit by any Agency, the Seller shall deliver to the Buyer a copy thereof.

        Section 5.07    Cooperation by the Seller.

          (a)    Insurance and Guarantees.    The Seller will cooperate fully and in a timely manner with the Buyer in connection with: (i) the filing of any claims with an insurer or guarantor or any agent of any insurer or guarantor under any insurance policy or guaranty affecting a Mortgagor or any of the Mortgaged Property; (ii) supplying any additional information as may be requested by the Buyer or any such agent or insurer in connection with the processing of any such claim; (iii) the execution or endorsement of any check or draft made payable to the Seller representing proceeds from any such claim and (iv) the sale of any Mortgage Loan under a Takeout Commitment. The Seller shall take all such actions as may be requested by the Buyer to protect the rights of the Buyer in and to any proceeds under any and all of the foregoing insurance policies. The Seller shall not take or cause to be taken any action which would impair the rights of the Buyer in and to any proceeds under any of the foregoing insurance policies.

          (b)    Endorsement of Check and Delivery of Funds.    The Seller shall, within one (1) Business Day of receipt thereof, endorse any check or draft payable to the Seller representing insurance proceeds and (i) in the event there are no other payees on such check or draft, deliver such check or draft to the Buyer and (ii) in the event such check or draft is also payable to the Buyer, forward, via overnight courier, such endorsed check or draft to the Buyer for endorsement and return. The Seller will hold in trust and remit to the Buyer, within one (1) Business Day of receipt thereof, any funds received with respect to the Mortgage Loans after the initial Closing Date.

          (c)    Takeout Commitment.    The Seller has not and will not take any action, or fail to act where action is required, the result of which would be to impair any Takeout Commitment. The Seller shall notify and provide the Buyer with copies of any changes made to any Sale Agreement or any other correspondence agreements between the Seller and any Approved Takeout Investor within two (2) Business Days of such change.

ARTICLE VI

INTERIM SERVICING OF THE MORTGAGE LOANS

        Section 6.01    Servicer Files.    Upon payment of the Purchase Price for a Mortgage Loan, the Buyer shall own all rights to service such Mortgage Loan, all Servicer Files and Mortgage Documents for such Mortgage Loan and all derivative information created by the Seller or other third party used or useful in servicing such Mortgage Loan. The Seller (or a subservicer approved by the Buyer) shall interim service and administer such Mortgage Loan on behalf of the Buyer in accordance with prudent mortgage loan servicing standards and procedures generally accepted by prudent lenders in the mortgage banking industry and in accordance with the requirements of an Approved Takeout Investors, provided that the Seller shall at all times comply with applicable law and the terms of the related Mortgage Loan Documents, and the requirements of any applicable insurer or guarantor including, without limitation, any Third Party Underwriter, so that the insurance in respect of any Mortgage Loan is not voided or reduced. The Seller shall at all times maintain accurate and complete records of its interim servicing of each Mortgage Loan, and the Buyer may, at any time during the Seller's business hours on reasonable notice, examine and make copies of such records. At the request and in accordance with the directions of the Buyer, the Seller shall deliver to the Buyer copies of any Servicer Files within three (3) Business Days of such request by the Buyer. In addition, upon not less than two (2) Business Days' notice to the Seller, the Buyer shall have the right to perform a due diligence review of the Seller, including the Seller's servicing capabilities.

        Section 6.02    Interim Servicer Reports.    If any Mortgage Loans are not purchased by an Approved Takeout Investor within thirty (30) days after the respective Closing Date the Seller shall at the Buyer's request deliver to the Buyer monthly reports regarding the status of such Mortgage Loans, which reports shall include, but shall not be limited to, a description of any default which has existed for more than thirty (30) calendar days, and such other circumstances that could materially adversely affect any such Mortgage Loan, the Buyer's ownership of any such Mortgage Loan or the collateral securing any such Mortgage Loan. The Seller shall deliver such a report to the Buyer every thirty (30) calendar days until the purchase by an Approved Takeout Investor of such Mortgage Loans pursuant to the related Takeout Commitment.

        Section 6.03    Collections.    The Buyer shall have the right to receive payments of principal and interest on any and all Mortgage Loans purchased by the Buyer hereunder if the Buyer so requests. Any such collections shall be deposited in a segregated account of the Buyer. Following receipt by the Buyer or its designee of the Takeout Proceeds for such Mortgage Loan from an Approved Takeout Investor, amounts deposited in such segregated account related to such Mortgage Loan that are not otherwise subject to setoff as provided hereunder shall be released to the Seller. The amounts paid to the Seller (if any) pursuant to this Section 6.03 shall constitute the Seller's sole compensation for interim servicing the Mortgage Loans.

        Section 6.04    Termination of Interim Servicing Rights.    The Seller's rights and obligations to interim service each Mortgage Loan as provided in this Agreement, shall terminate on the earlier of the related Settlement Date or the date which is thirty calendar days following the related Closing Date; provided that, the Seller's rights and obligations to service such Mortgage Loan shall be extended automatically unless notice to the contrary is given by the Buyer to the Seller prior to the termination of the initial thirty-day period. The Buyer may in its sole discretion further extend such thirty-day interim servicing period by one or more additional thirty-day periods by providing written notice to the Seller prior to the termination of such interim servicing period. If an Event of Insolvency occurs or if any representation or warranty made by the Seller hereunder is untrue in any material respect as of the date when made, or if the Seller fails to comply in any material respect with any covenant made hereunder, the Seller's rights and obligations to service the Mortgage Loan(s), as provided in this Agreement, shall terminate immediately, without any notice or other action by the Buyer. Upon any such termination, the Buyer is hereby authorized and empowered to sell and transfer such rights to service the Mortgage Loan(s) for such price and on such terms and conditions as the Buyer shall reasonably determine, and the Seller shall have no right to attempt to sell or transfer such rights to service. The Seller shall perform all acts and take all actions so that the Mortgage Loan(s) and all files and documents relating to such Mortgage Loan held by the Seller, together with all escrow amounts relating to such Mortgage Loan, are delivered to Successor Servicer. To the extent that the approval of any Third Party Underwriter or any other insurer or guarantor is required for any such sale or transfer, the Seller shall fully cooperate with the Buyer to obtain such approval. All amounts paid by the purchaser of such rights to service the Mortgage Loan(s) shall be the property of the Buyer.

        Section 6.05    Transfer to Successor Servicer.    Each Mortgage Loan delivered to the Buyer hereunder shall be delivered on a servicing released basis free of any servicing rights in favor of the Seller and free of any title, interest, lien, encumbrance or claim of any kind of the Seller and the Seller hereby waives its right to assert any interest, lien, encumbrance or claim of any kind. Upon transfer of such servicing rights to any Successor Servicer, the Seller shall deliver or cause to be delivered all files and documents relating to each Mortgage Loan held by the Seller to Successor Servicer. The Seller shall promptly take such actions and furnish to the Buyer such documents that the Buyer deems necessary or appropriate to enable the Buyer to cure any defect in each such Mortgage Loan or to enforce such Mortgage Loans, as appropriate.

ARTICLE VII

OPTIONAL REPURCHASE BY SELLER

        Section 7.01    Terms of Repurchase.    So long as no breach of any of the Seller's representations or warranties set forth herein shall be in existence, and the Seller has otherwise complied with the terms and conditions hereof, the Seller may repurchase a Mortgage Loan within ninety (90) days after the date on which such Mortgage Loan was purchased by the Buyer hereunder by delivering to the Buyer a Seller's Repurchase Request on or before the requested repurchase date (in this Article called the "Repurchase Date"); provided that any such repurchase shall include Mortgage Loans having an aggregate Book Value of at least $50,000. Such repurchase shall be on a whole-loan, servicing-released basis without recourse, representation or warranty of the Buyer, against payment of the Repurchase Price.

        Section 7.02    Repurchase Procedures.    Upon receipt of a Repurchase Request, the Buyer agrees to sell, assign and transfer to the Seller the following (the "Repurchased Property"): (i) the Mortgage Loans listed on the Seller Repurchase Request, (ii) all Mortgage Documents related to those Mortgage Loans, (iii) all rights of the Buyer in, to and under those Mortgage Loans and Mortgage Documents, including, without limitation, the right to receive principal, interest and all other payments with respect thereto after the Repurchase Date and all rights under related title and hazard insurance policies, all escrow and other amounts held by the Buyer in connection therewith, and all rights to service those Mortgage Loans, and (iv) all rights of the Buyer in, to and under the real property and improvements thereon securing those Mortgage Loans, including, without limitation, all rights of the Buyer as mortgagee with respect to such real property and improvements provided that the terms and conditions hereof are satisfied; provided that the Buyer shall have the right to substitute for all or part of the Mortgage Loans listed on the Seller Repurchase Request, other Mortgage Loans that in the aggregate have substantially similar average outstanding principal balances, interest rates and terms to maturity. Such repurchase shall be on a whole-loan, servicing-released basis without recourse, representation or warranty of the Buyer, at the Repurchase Price (in the case of any such substitution, adjusted as the Buyer and the Seller shall agree is necessary to achieve the same economics that would have existed with respect to the repurchase of the Mortgage Loans listed in the Seller Repurchase Request had no such substitution occurred). Such sale shall be effective as of the Repurchase Date upon receipt by the Buyer of the Repurchase Price in the form of cash by federal wire transfer (same day) funds; provided that the interest component of the Repurchase Price may be paid subsequent to the date of repurchase if so agreed by the Seller and the Buyer. To secure the Repurchase Price, the Seller hereby grants to the Buyer a continuing security interest in the Repurchased Property and all proceeds thereof. The Seller further agrees that the Buyer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that the failure to deliver the Repurchase Price to the Buyer on the Repurchase Date shall constitute a default for purposes of such security interest. The Buyer's security interest in the Repurchased Property shall continue until the Buyer receives payment of the Repurchase Price in full in an account acceptable to the Buyer. At such time such security interest shall be released automatically and the Buyer shall execute any documents reasonably requested by the Seller to evidence the release of such security interest.

        Section 7.03    Shipment of Mortgage Documents.    The Seller may request that the Buyer ship Mortgage Documents to an Approved Takeout Investor or its servicer or custodian for purchase. The Buyer shall ship such Mortgage Documents to that Approved Takeout Investor or its servicer or custodian under a Bailee Letter in the form attached hereto as Exhibit C.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

        Section 8.01    Obligations of the Seller.    The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Mortgage Loan.

        Section 8.02    Amendment.    This Agreement may be amended, restated or supplemented from time to time by a written agreement duly executed and delivered by the Seller and the Buyer. The Seller shall deliver to the Persons identified on a list provided to the Seller, as such list may be amended from time to time, a copy of any amendment to this Agreement.

        Section 8.03    Waivers.    No failure or delay on the part of the Buyer in exercising any power, right or remedy under this Agreement or a Purchase Request and Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. Any waiver of the terms and provisions hereof must be in writing and must be consented to in writing by the Buyer.

        Section 8.04    Notices.    All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by electronic mail or facsimile transmission and overnight delivery service, postage prepaid, to any party at its address shown opposite its signature on this Agreement or at such other address as may be designated by it by notice to the other party and shall be deemed given when so delivered, or if mailed. The Parties agree that electronic mail and fax transmissions shall be treated as writings and signed documents if so indicated on the electronic mail or if the facsimile is signed, and neither party hereto shall contest the validity of any such communication on the grounds that it is not a writing or is not signed.

        Section 8.05    Representations.    The respective agreements, representations, warranties and other statements by the Seller and the Buyer set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive each Closing Date.

        Section 8.06    Headings and Cross-References.    The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

        Section 8.07    Governing Law.    This Agreement and the Purchase Request and Assignment shall be governed by and construed in accordance with the internal laws of the State of Texas.

        Section 8.08    Counterparts; Fax.    This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement may be duly executed by facsimile or other electronic transmission.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first written above.

Seller's Address: 11000 Broken Land Parkway Suite 600 Columbia, Maryland 21044	FIELDSTONE MORTGAGE COMPANY, as the Seller
	By:	/s/ PATRICK E. MONAHAN Name: Patrick E. Monahan Title: Senior Vice President
Buyer's Address: 8333 Douglas Avenue Dallas, Texas 75225	GUARANTY BANK, as the Buyer
	By:	/s/ CAROLYN ESKRIDGE Name: Carolyn Eskridge Title: SVP

SCHEDULE 1

SCHEDULE OF REQUIRED MORTGAGE DOCUMENTS
FOR EACH MORTGAGE LOAN

1.
original Mortgage Note executed in favor of the Seller or the originator who sold such Mortgage Note to the Seller (with a complete series of endorsements without recourse from the original payee thereof, through any subsequent holders to the Seller if purchased by the Seller and endorsed by an authorized signatory of the Seller in blank);

2.
unless the Mortgage is registered on the MERS(R) System, an assignment of the Mortgage executed by the Seller in favor of the Buyer in recordable form, such assignment may be in the form of one or more blanket assignments covering Mortgage Loans located in the same county, if the Buyer so agrees;

3.
originals or copies of assignments from each holder of the Mortgage Loan to each subsequent assignee, if any, to complete the chain of record ownership of such Mortgage Loan to the Seller;

4.
the original or a copy of the Mortgage, including all available Mortgage riders relating to the Mortgage Loan, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with the recording information indicated thereon;

5.
unless the Mortgage Loan is subject to a hedging arrangement acceptable to the Buyer, a copy of the Takeout Commitment as to which the Expiration Date is less than ninety calendar days following the Closing Date;

6.
(a) an approved takeout investor prior approval certificate or (b) evidence of the Seller's designated underwriting authority (then delivered or already on file with the Purchaser) plus one of the following: (i) FNMA/FHLMC Form 1008 or (ii) if the Approved Takeout Investor is not FNMA or FHLMC, a mortgage credit application worksheet signed by a direct endorsed underwriter, (iii) Desk-top underwriter approval form (FNMA), (iv) loan prospector form (FHLMC) or (v) third party underwriting approval;

7.
either the complete FNMA Form 1003 or the first page of the form plus electronic HMDA file.

QuickLinks

TABLE OF CONTENTS
MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
ARTICLE I CERTAIN DEFINITIONS
ARTICLE II PURCHASE OF MORTGAGE LOANS AND SALE TO APPROVED TAKEOUT INVESTOR
ARTICLE III REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE SELLER
ARTICLE IV CONDITIONS
ARTICLE V COVENANTS OF THE SELLER
ARTICLE VI INTERIM SERVICING OF THE MORTGAGE LOANS
ARTICLE VII OPTIONAL REPURCHASE BY SELLER
ARTICLE VIII MISCELLANEOUS PROVISIONS
SCHEDULE OF REQUIRED MORTGAGE DOCUMENTS FOR EACH MORTGAGE LOAN